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TRIDENT MICROSYSTEMS, INC.


EXHIBIT 21.1

                           TRIDENT MICROSYSTEMS, INC.


                              LIST OF SUBSIDIARIES

        Name of Subsidiary                Jurisdiction of Incorporation           Ownership Percentage
        ------------------                -----------------------------           --------------------
Trident Microsystems (Far East) Ltd.          Cayman Islands, B.W.I.                      100%